SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT
(RULE 14C-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
☒      Preliminary Information Statement                       ☐      Confidential, for Use of the Commission

Only (as permitted by Rule 14c-5(d)(2))
☐      Definitive Information Statement

SPUTNIK, INC.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Information statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies: ___________
(2)	Aggregate number of securities to which transaction applies: _________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____	per share as determined under Rule 0-11(c)1 under the Exchange Act.
(4)	Proposed maximum aggregate value of transaction: $________________
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       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPUTNIK, INC.
650 5th Street, Suite 303
San Francisco, CA 94107

INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

November, 2007

Dear Shareholder:

This information statement is being furnished to the shareholders of Sputnik, Inc. (the "Company" or "Sputnik") in lieu of a Special Meeting in connection with the proposals ("Proposals") below:

•
The disposal of the Company's assets pursuant to the distribution of the stock of the Company's wholly owned subsidiary, Laika, Inc. to its shareholders in connection with implementation of the Company’s current business plan to secure financing from sources who will only consider investment in the Company if the Company’s business is no longer held in an entity that is an SEC reporting company;

•
Authorize the Board to effect, in its discretion, a reverse split (consolidation) of the outstanding shares of the common stock of Sputnik Inc., with the ratio of the reverse split being in the range of one for five (1:5) to one for fifty (1:50), the exact ratio being determined by the Board of Directors;

•
Authorize an amendment to the Company's articles of incorporation add 10,000,000 authorized shares of "blank check" preferred stock, $.001 par value in addition to the 50,000,000 shares of common stock currently authorized; and

•
Authorize the Board, in its discretion, to change the name of the Corporation to Sputnik Enterprises, Inc. concurrently with the spin-off and then to subsequently change the name again to such name as the Board of Directors shall select.

This information statement is being sent in lieu of a special meeting.  Sputnik has adopted the Proposals discussed in this information statement by the written consent of stockholders holding a majority of the voting power of Sputnik’s common stock.  The Proposals have been made pursuant to Sputnik’s business plan to secure financing from sources who will only consider investment in the Company if the Company’s business is no longer held in an entity that is an SEC reporting company. Sputnik’s Board of Directors approved and recommended, on November 15, 2007, pursuant to a written consent dated November 15, 2007 that the Proposals be accepted.  Sputnik’s stockholders holding a majority of the voting power approved the Proposals, pursuant to a written consent on November 15, 2007. Sputnik anticipates that the spin-off and filing of the amendments will occur on or about *** (the "Effective Date") to Sputnik shareholders of record on November 16, 2007.  If the Proposals were not adopted by written consent, the Proposals would have been required to be considered by Sputnik’s stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the Proposals.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by the Nevada Revised Statutes (the "NRS") and Sputnik’s bylaws, which provide that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.  In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of Sputnik, the Board of Directors of Sputnik voted to utilize the written consent of stockholders holding a majority of the voting power of the Sputnik.

David LaDuke, president and director, and Arthur Tyde, director beneficially own 9,000,000 shares of common stock, representing approximately 61% of the voting power of Sputnik, gave their written consent to the Proposals described in this information statement on November 15, 2007. It is proposed that this information statement will be first sent to the stockholders on or about November **, 2007.  The record date established by Sputnik for purposes of determining the number of outstanding shares of common stock, and thus the voting power, is November 16, 2007 (the "Record Date").

Sputnik is distributing this information statement to its stockholders in full satisfaction of any notice requirements it may have under the NRS.  No additional action will be undertaken by Sputnik with respect to the receipt of the written consents.

SHAREHOLDERS OF SPUTNIK ARE ENTITLED TO DISSENT FROM THE STOCK DISTRIBUTION (SALE OF ASSETS) DISCUSSED IN THIS INFORMATION STATEMENT AND OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES IF AND WHEN THE PROPOSALS ARE EFFECTUATED.  SHAREHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS MUST COMPLY WITH SPECIFIC PROVISIONS OF THE NRS, WHICH ARE INCLUDED IN THE APPENDIX HERETO.

Sincerely,
David LaDuke
David LaDuke
Chairman and Chief Executive Officer

TABLE OF CONTENTS

SUMMARY TERM SHEET	4
Material Advantages and Disadvantages of the Spin-Off	4
Related Parties	4
Voting on the Proposals	4
Dissenters' Rights	4
QUESTIONS AND ANSWERS ABOUT THE STOCK DISTRIBUTION AND AMENDMENTS TO OUR ARTICLES OF INCORPORATION	5
MARKET FOR COMMON STOCK	9
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION	9
THE INFORMATION STATEMENT	9
Outstanding Voting Stock of the Company	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
PROPOSAL ONE - DISTRIBUTION	11
PROPOSAL TWO - REVERSE SPLIT	12
PROPOSAL THREE - AUTHORIZATION OF PREFERRED STOCK	15
PROPOSAL FOUR - NAME CHANGE	17
FEDERAL INCOME TAX CONSEQUENCES	18
RIGHTS OF DISSENTING SHAREHOLDERS	19
ADDITIONAL INFORMATION	21
Board Approval	21
Appendix A - Articles of Amendment	22
Appendix B - Dissenters rights (Nevada statutes)	24

SUMMARY TERM SHEET

FOR THE SPUTNIK STOCK DISTRIBUTION

The following summary term sheet for the stock distribution, together with "Summary:  Questions and Answers About the Proposals" appearing elsewhere in this information statement highlight selected information from this information statement and may not contain all of the information that is important to you.  We urge you to carefully read this entire document and the other documents that we refer to in this document.  These documents will give you a more complete description of the stock distribution and proposed amendments to our Articles of Incorporation.  We have included page references in this summary to direct you to other places in this information statement where you can find a more complete description of the documents and terms that we have summarized.

Stock Distribution. In connection with the implementation of the Company’s current business plan, the stock of the Company's subsidiary, Laika, Inc., will be distributed to the Company's stockholders of record prior to the effective date of the spin-off (sometimes referred to as the "spin-off").  Shareholders of the Company prior to the spin-off shall receive one share (pre-reverse split and pre-reverse implementation of the Company’s current business plan) of Laika common stock for each share of the Company's common stock held prior to the effective date of the spin-off.  The spin-off is expected to be completed on ***.

After the spin-off, Laika will continue to own and operate its business as before the spin-off and will continue its business plan. The Company intends to seek the consummation of a reverse merger with another operating company but will have no active operations until such reverse merger is finalized. After the spin-off, the Company will not own any interest in the assets or operations of Laika. After the spin-off, the stockholders of the Company as of November 16, 2007 will continue to own their shares of Common Stock of the Company. See “Proposal One -Distribution” on page 11.

Material Advantages and Disadvantages of the Spin-Off

Advantages:

•
The Company believes its future potential to obtain financing necessary to implement our business plan is dependent upon securing financing from sources who will only consider investment in the Company if the Company’s business is no longer held in an entity that is an SEC reporting company.

•	You will maintain your equity interest in Sputnik and Laika, Inc.

Disadvantages:

•	As a recently spun-off entity and private entity, Laika, Inc. may not be able to secure financing required to fund the development of its business.

Related Parties

David LaDuke, president and director, and Arthur Tyde, director of Sputnik, like you, will also receive one share of Laika stock for each share of the Company's stock they own as of the effective time of the spin-off.  David LaDuke will also continue to serve as officer and director and Mr. Tyde as a Director of Laika after the distribution of Laika stock.

Voting on the Proposals

The proposals were approved by the written consent of shareholders owning a majority of the outstanding common stock of Sputnik.  This information statement is being sent for notice purposes only. The proposals were approved by David LaDuke and Arthur Tyde who owned approximately 61% of the outstanding shares of Sputnik.

Dissenters' Rights

Our shareholders are entitled to dissenters' rights under Nevada law as the rights pertain to the stock distribution, which constitutes a disposal of all of the assets of the Company.  You are urged to read the discussion of dissenters' rights commencing on page *** and applicable Nevada law attached as Appendix B to this information statement.

QUESTIONS AND ANSWERS ABOUT THE STOCK DISTRIBUTION AND
AMENDMENTS TO OUR ARTICLES OF INCORPORATION

The following is a summary of certain information contained elsewhere in this information statement.  The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this information statement and in the attached Appendices.  You are urged to review the entire information statement carefully.  References in this Summary and throughout the information statement to "we," "us," "Sputnik" or the "Company" refer to Sputnik, Inc.

Q:         WHY ARE WE SENDING OUR SHAREHOLDERS THIS INFORMATION STATEMENT?

A:         Sputnik is mailing this information statement in lieu of a special meeting to notify its shareholders that the following proposals have been adopted by majority written consent:

•
The disposal of the Company's assets pursuant to the distribution of the stock of the Company's wholly owned subsidiary, Laika, Inc. to its shareholders in connection with implementation of the Company’s current business plan to secure financing from sources who will only consider investment in the Company if the Company’s business is no longer held in an entity that is an SEC reporting company;

•
Authorize the Board to effect, in its discretion, a reverse split (consolidation) of the outstanding shares of the common stock of Sputnik, Inc., with the ratio of the reverse split being in the range of one for five (1:5) to one for fifty (1:50), the exact ratio being determined by the Board of Directors;

•
Authorize the Board, in its discretion, to change the name of the Corporation to Sputnik Enterprises, Inc. concurrently with the spin-off and then to subsequently change the name again to such name as the Board of Directors shall select.

Approval of the distribution and the amendments to our articles of incorporation required the affirmative vote of at least a majority of all issued and outstanding shares of Sputnik common stock.

Q:         WHY IS SPUTNIK PROPOSING THE SPIN-OFF?

A:         Sputnik is proposing the spin-off for several reasons:

(1) The Company needs additional capital to implement its business plan. Management had initially believed that it would have a better opportunity to obtain such capital as a public company. However, after becoming a public company and exploring financing alternatives, management determined that it was unable to raise sufficient capital as a public company and that the Company’s prospects of raising capital appear to be better by being a private company rather than a public company; and

(2) Management determined that additional capital could be raised by transforming itself into a public shell, having management sell a controlling interest in the public shell, and management agreeing to invest all proceeds of the sale of such controlling interest into Laika, after payment of all personal tax liabilities and out-of-pocket expenses related to such a sale as a result of such sale, and management has agreed to do so.

Although management has held preliminary discussions with third parties concerning such transactions, it has not entered into any non-binding arrangement such as a letter of intent or into any binding commitment, agreement or understanding with a third party concerning funding or sale of controlling interest after the spin-off.

There can be no assurance that the spin-off will have any of the desired consequences described above.

Q:         WHY IS SPUTNIK PROPOSING THE AMENDMENTS TO ITS ARTICLES OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS IN THE FUTURE, INCLUDING AFTER A CHANGE OF CONTROL THROUGH THE SALE OF MANAGEMENT’S CONTROLLING INTEREST, TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY’S STOCK?

A:         The purpose of authorizing the Board of Directors to implement a reverse split is to give the potential controlling parties following a sale of management’s controlling interest by reducing the number of outstanding shares in an effort to locate new business opportunities for the Company. Management believes this will make a purchase of its controlling interest more attractive to potential buyers, thereby increasing the amount of funds available to implement Laika’s business plan after the spin-off as a result of management’s agreement to invest all net proceeds of the sale of its controlling interest in Sputnik into Laika.

Although management has held preliminary discussions with third parties concerning such a transaction, it has not entered into any non-binding arrangement such as a letter of intent or into any binding commitment, agreement or understanding with a third party.

There can be no assurance that the reverse split will have any of the desired consequences described above.

Q:         WHY IS SPUTNIK PROPOSING THE AMENDMENTS TO ITS ARTICLES OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS IN THE FUTURE, TO ISSUE “BLANK CHECK” PREFERRED STOCK?

A:         The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets. It is anticipated that any person interested in purchasing a controlling interest in the Company following the spin-off, thereby providing additional funding to the Company due to management’s agreement to contribute any net proceeds of the sale of their controlling interest to Laika, Inc., would view the ability of the Company to issue preferred stock favorably.

Q:         WHY IS SPUTNIK PROPOSING THE AMENDMENTS TO ITS ARTICLES OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS IN THE FUTURE, INCLUDING AFTER A CHANGE OF CONTROL THROUGH THE SALE OF MANAGEMENT’S CONTROLLING INTEREST, TO IMPLEMENT A CHANGE THE NAME OF THE COMPANY?

A:         The purpose of authorizing the Board of Directors to implement a future name change is to allow Laika to reclaim its name as Sputnik, Inc. and give future owners of a controlling interest in the Company the opportunity to choose a new name more suitable to its business purpose.

Q.         WHAT WILL I RECEIVE UNDER THE SPIN-OFF?

A:         For each share of the Company you hold, you will receive one share of Laika, Inc., the value of which will be the fair market value at the time of the spin-off.  This will be a taxable event for you.  You will retain ownership of your Company shares.

Q.         WHAT WILL HAPPEN TO PRESENT MEMBERS OF THE COMPANY'S MANAGEMENT?

A:         Members of the Company management hold a portion of the Company's shares.  They, like you, will also receive one share of Laika, Inc. stock for each share of the Company stock they own as of the effective time of the spin-off.  David LaDuke will continue as a member of the Company's Board of Directors.  Mr. Tyde will resign as a member of Sputnik’s Board. Members of Sputnik’s management will continue as officers, directors and employees of Laika, Inc. after the spin-off and distribution of Laika, Inc. stock.

It is anticipated that Mr. LaDuke and Mr. Tyde will be replaced if and when they sell their controlling interest in the Company.

Q.         WHAT WILL HAPPEN TO LAIKA, INC. AND ITS PRODUCTS?

A:         The Company will distribute the shares of Laika, Inc. to its shareholders of record prior to the spin-off.  This distribution is sometimes referenced in this disclosure statement as the spin-off or the distribution.  For each one of the Company's shares you own, you will receive one of Laika, Inc.  The stock will not be registered with the SEC and will not be quoted on the OTC Bulletin Board after the spin-off.  The development of Laika, Inc.'s products and services will continue.

Q:         WHAT ARE THE RISKS AND DISADVANTAGES OF THE PROPOSALS TO SPUTNIK AND OUR CURRENT SHAREHOLDERS?

A:         There are certain risks and disadvantages to the spin-off.  These risks and disadvantages include:

•	Laika may not secure financing after the spin-off.
•	The value of your shares in Sputnik, which will become a shell company, will be substantially decreased or eliminated..

Q:         WHAT WILL BE THE ACCOUNTING TREATMENT?

A:         Under generally accepted accounting principles the Company will treat the spin-off of Laika as a distribution of property to its shareholders.

Q:         WHAT ARE THE INTENDED FEDERAL INCOME TAX CONSEQUENCES?

A:         The Company believes that the distribution of Laika stock to the Company's shareholders will be a taxable dividend equal to the fair market value of the shares at the date of distribution.  You should consult your tax advisor regarding the U.S. Federal income tax consequences of the spin-off, as well as any tax consequences under state, local or foreign laws.  Further discussion of tax matters is presented below in this information statement.

Q:         IS REGULATORY APPROVAL REQUIRED?

A:         Sputnik believes that no regulatory approvals are or will be required in connection with the implementation of the spin-off.

Q:         WILL SPUTNIK’S COMMON STOCK CONTINUE TO BE QUOTED ON THE OVER THE COUNTER BULLETIN BOARD (OTCBB)?

A:         Currently, our common stock is quoted on the OTC BB.  The completion of the distribution and other proposals should have no effect on the quotation of our common stock on the OTC BB.

Q:         WHEN WILL THE DISTRIBUTION OF LAIKA STOCK OCCUR?

A:         We plan to complete the spin-off and other proposals 20 days after the mailing of this information statement.

Q:         ARE DISSENTERS' RIGHTS AVAILABLE AND HOW DO I EXERCISE THEM?

A:         Yes, Nevada law provides that you may dissent from the disposal of assets.  In order to perfect your dissenter's rights, you must first notify Sputnik prior to the Effective Date in writing.  Sputnik will then notify you that you are entitled to demand payment for your shares and instruct you of the necessary steps in order to obtain such payment.  If you do not comply with the procedures governing dissenters' rights set forth under Nevada law and explained elsewhere in this information statement, you may not be entitled to payment for your shares.  You are urged to review the section of this information statement entitled "Rights of Dissenting Shareholders" and Appendix B for a more complete discussion of dissenters' rights.

Q:         WHAT DO I NEED TO DO NOW?

A:         This information statement contains important information regarding the sale of assets and amendments to our articles of incorporation.  We urge you to read this information statement carefully, including the appendices, and to consider how the distribution and articles of amendment affect you as a shareholder.

Q:         DO I VOTE?

A:         No.  We are not asking you for a proxy.  This information statement is being sent in satisfaction of notice requirements.

Q:         WHO CAN HELP ANSWER MY QUESTIONS?

A:         If you have any questions regarding the matters discussed in this information statement or if you would like additional copies of this information statement, you should call David LaDuke, at Sputnik’s corporate offices at 415-355-9500.

MARKET FOR COMMON STOCK

Sputnik’s common stock is currently quoted on the OTC BB under the symbol "SPUT."  Sputnik’s common stock commenced quotation on the OTC BB on August 13, 2007.  The stock is thinly traded and transactions in the stock are infrequent and sporadic.  No established trading market exists for Sputnik’s common stock.

The closing sale quotation per share of Sputnik’s common stock, as reported on the OTC BB on November 15, 2007 was $0.25.

The following table sets forth the high and low bid quotations for Sputnik’s common stock for the periods indicated.  These quotations, as reported by the OTC BB, reflect prices between dealers, do not include retail mark-ups, markdowns, or commissions, and may not necessarily represent actual transactions.

Period	High	Low
Quarter ended September 30, 2007	$0.65	$0.37
Current Quarter, to end December 31, 2007	$0.40	$0.18

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This information statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sputnik.  Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or use of negative or other variations or comparable terminology.  Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected.  Sputnik’s shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof.  Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods. Sputnik undertakes no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

THE INFORMATION STATEMENT
General

This information statement is being furnished to shareholders of Sputnik in lieu of a special meeting of shareholders in connection with the following Proposals:

•
The disposal of the Company's assets pursuant to the distribution of the stock of the Company's wholly owned subsidiary, Laika, Inc. to its shareholders in connection with implementation of the Company’s current business plan to secure financing from sources who will only consider investment in the Company if the Company’s business is no longer held in an entity that is an SEC reporting company;

•
Authorize the Board to effect, in its discretion, a reverse split (consolidation) of the outstanding shares of the common stock of Sputnik Inc., with the ratio of the reverse split being in the range of one for five (1:5) to one for fifty (1:50), the exact ratio being determined by the Board of Directors;

•
Authorize the Board, in its discretion, to change the name of the Corporation to Sputnik Enterprises, Inc. concurrently with the spin-off and then to subsequently change the name again to such name as the Board of Directors shall select.

This information statement is being sent in lieu of a special meeting.  Sputnik has adopted the Proposals discussed in this information statement by the written consent of stockholders holding a majority of the voting power of Sputnik’s common stock.  The Proposals have been made pursuant to Sputnik’s business plan to secure financing from sources who will only consider investment in the Company if the Company’s business is no longer held in an entity that is an SEC reporting company. Sputnik’s Board of Directors approved and recommended, on November 15, 2007, pursuant to a written consent dated November 15, 2007that the Proposals be accepted.  Sputnik’s stockholders holding a majority of the voting power approved the Proposals, pursuant to a written consent on November 15, 2007. Sputnik anticipates that the spin-off and filing of the amendments will occur on or about *** (the "Effective Date") to Sputnik shareholders of record on November 16, 2007.  If the Proposals were not adopted by written consent, the Proposals would have been required to be considered by Sputnik’s stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the Proposals.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by the Nevada Revised Statutes (the "NRS") and Sputnik’s bylaws, which provide that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.  In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of Sputnik, the Board of Directors of Sputnik voted to utilize the written consent of stockholders holding a majority of the voting power of the Sputnik.

David LaDuke, president and director, and Arthur Tyde, director beneficially own 9,000,000 shares of common stock, representing approximately 61% of the voting power of Sputnik, gave their written consent to the Proposals described in this information statement on November 15, 2007  It is proposed that this information statement will be first sent to the stockholders on or about November ***, 2007.  The record date established by Sputnik for purposes of determining the number of outstanding shares of common stock, and thus the voting power, is November 16, 2007 (the "Record Date").

SHAREHOLDERS OF SPUTNIK ARE ENTITLED TO DISSENT FROM THE SALE OF ASSETS DISCUSSED IN THIS INFORMATION STATEMENT AND OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES IF AND WHEN THE PROPOSALS ARE EFFECTUATED.  SHAREHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS MUST COMPLY WITH SPECIFIC PROVISIONS OF THE NRS, WHICH ARE INCLUDED IN THE APPENDIX HERETO.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 50,000,000 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below indicates the security ownership of officers, directors and beneficial owners as of the date of this information statement.  Unless otherwise indicated, the business address of each person listed is 650 5th Street, Suite 303, San Francisco, CA 94107.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Ownership Percentage
David LaDuke, president, officer and director	8,000,000	54.2%
Arthur Tyde, director	1,000,000	6.8%
Kathy Giori 1060 Vernier Place Stanford, CA 94305	1,250,000	8.5%
Scott Hutton 423 Dell Avenue Mountain View, CA 94035	1,000,000	6.8%
All executive officers and directors as a group (2 persons)	9,000,000	60.96%

PROPOSAL ONE -  DISTRIBUTION

The following discussion summarizes the material terms of the distribution, which constitutes a proposal to dispose of all or substantially all of Sputnik assets.

General

The stock of the Company's wholly owned subsidiary Laika, Inc. will be distributed to the Company's stockholders.  For each share of the Company's common stock held by a shareholder of the Company, such shareholder shall receive one share of Laika, Inc.

Reasons for Distribution

Sputnik is proposing the spin-off for several reasons:

(1) The Company needs additional capital to implement its business plan. Management had initially believed that it would have a better opportunity to obtain such capital as a public company. However, after becoming a public company and exploring financing alternatives, management determined that it was unable to raise sufficient capital as a public company and that the Company’s prospects of raising capital appear to be better by being a private company rather than a public company; and

(2) Management determined that additional capital could be raised by transforming itself into a public shell, having management sell a controlling interest in the public shell, and management agreeing to invest all proceeds of the sale of such controlling interest into Laika, after payment of all personal tax liabilities and out-of-pocket expenses related to such a sale as a result of such sale, and management has agreed to do so.

Although management has held preliminary discussions with third parties, including among others the Company’s counsel, concerning such transactions, it has not entered into any non-binding arrangement such as a letter of intent or into any binding commitment, agreement or understanding with a third party concerning funding or sale of controlling interest after the spin-off. However, potential buyers have indicated that they would be favorably inclined to reach a prompt agreement concerning and closing of a purchase of a controlling interest promptly upon completion of the spin-off.

There can be no assurance that the spin-off will have any of the desired consequences described above.

Distribution

The shareholders of record on a date immediately prior to the effectiveness of the spin-off shall receive one share of Laika common stock for each share of the Company's common stock held by such shareholder.  It is anticipated that the spin-off will be completed 20 days after the mailing of this Information Statement.

Effective Date and Consequences of the Distribution

The shareholder record date of the distribution will immediately precede the date of the distribution.  Upon the completion of the stock distribution, Sputnik will no longer own Laika.  There is no public market for the Laika common stock.  Laika does not intend to register its shares with the SEC and thus will be a private company.  There will be no established market for the shares and we cannot make any representation to you regarding the possible value of the shares.  Shares will be illiquid and may only be transferred pursuant to an effective registration statement or an exemption from registration.

Sputnik will treat the spin-off of Laika as a distribution of property to its shareholders.  Laika will retain all of its property, including purchased hardware and other physical assets, and all of its software products and other intellectual property.

Management of Laika Following Distribution

David LaDuke and Arthur Tyde will serve as Board Members and Officers of Laika upon spin-off.  All expenses of the spin-off will be borne by Sputnik.

Rights of Dissenting Shareholders

The stock distribution constitutes a sale of substantially all of the assets of the Company, which is a corporate action which gives rise to dissenters' rights under the NRS.  A summary and discussion of dissenters' rights available to Sputnik shareholders is set forth in this information statement under the heading "Rights of Dissenting Shareholders."  Dissenters' rights under the NRS are attached to this information statement as Appendix B.

Interests of Directors

In considering the sale of assets, you should be aware that David LaDuke, our Chief Executive Officer, Chief Financial Officer and Director, currently owns 8,000,000 shares of Sputnik and Arthur Tyde, our Director, owns 1,000,000 shares.

Regulatory Approval

Sputnik believes that no regulatory approvals are or will be required in connection with the spin-off.

PROPOSAL TWO - REVERSE SPLIT

Summary

The principal effect of the reverse split are expected to be:

•
The number of outstanding shares of Common Stock will be reduced from 14,763,919 to a number between approximately 295,278 and 2,952,784 (the exact number depending on the number of shares outstanding on the date the reverse split is effected and the ratio of the reverse split selected by the Board, as discussed below).

General

Management recommends that the shareholders approve a resolution authorizing the Board of Directors in the future in its discretion to implement a reverse split of all of the outstanding shares of Common Stock, with the ratio of the reverse split being in the range of one for five (1:5) to one for fifty (1:50), the exact ratio to be determined by the Board (the "Reverse Split Proposal").

Except for adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on the Company's shareholders since each shareholder would hold the same percentage of Common Stock outstanding immediately following the reverse split as such shareholder held immediately prior to the reverse split. The Reverse Split would not affect the relative voting and other rights that accompany the shares of Common Stock.

Reasons for and Risk Factors Associated with the Reverse Split

The purpose of authorizing the Board of Directors to implement a reverse split is to give the potential controlling parties following a sale of management’s controlling interest by reducing the number of outstanding shares in an effort to locate new business opportunities for the Company. Management believes this will make a purchase of its controlling interest more attractive to potential buyers, thereby increasing the amount of funds available to implement Laika’s business plan after the spin-off as a result of management’s agreement to invest all net proceeds of the sale of its controlling interest in Sputnik into Laika.

Although management has held preliminary discussions with third parties concerning such a transaction, it has not entered into any non-binding arrangement such as a letter of intent or into any binding commitment, agreement or understanding with a third party.

There can be no assurance that the reverse split will have any of the desired consequences described above.

All fractional shares that would otherwise result from the reverse split (consolidation) will be rounded up to the next nearest whole share.

Proportionate Reduction of Authorized Shares

Sputnik, Inc. is presently authorized to issue 50,000,000 shares of Common Stock. As of September 30, 2007, there were 14,763,919 shares of Common Stock and no shares of any other class of stock, such as Preferred Stock, outstanding. Assuming that the Board selects a reverse split ratio of one-for-ten (1:10) and assuming that the number of shares of Common Stock outstanding on September 30, 2007 is the number outstanding on the date the reverse split is effected, then, following the reverse split the number of shares of Common Stock outstanding would be reduced from 14,763,919 to 1,476,392, but the number of shares of Common Stock authorized would remain 50,0000,000.

Determination of Reverse Split Ratio

In asking the shareholders to approve the reverse split, management is also asking the shareholders to grant to the Board the authority to set the ratio for the reverse split (provided it is within the approved range) immediately prior to the consummation of the reverse split. Fluctuations in the market price of the Company's Common Stock prior to the time that the Company could effect the reverse split require that the Board have the flexibility to set the exact ratio of the reverse split (provided it is within the approved range) immediately prior to the consummation of the reverse split in order to attempt to achieve the objectives of the reverse split. The Board will set the ratio for the reverse split, delay or abandon the reverse split as it determines is advisable considering relevant market conditions from time to time. Management believes that approval of this discretion, rather than approval of a specific ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and its shareholders. In setting the ratio for the reverse split, the intention of the Board is to best accomplish the goals of the reverse split, as discussed above.

Required Vote for the Reverse Split

Approval of the Reverse Split Proposal requires the affirmative vote of the majority of the votes cast by holders of shares of Common Stock represented in person or by proxy, and entitled to vote, at the Special Meeting.

Effecting the Reverse Split

Assuming the Reverse Split Proposal is approved and the reverse split is consummated, after the effective date of the reverse split, the Common Stock of Sputnik, Inc. will have a new committee on uniform securities identification procedures ("CUSIP") number, which is a number used to identify a company's equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described in "Effect on Registered Certificated Shares" below.

After the effective date of the reverse split, the Company will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Common Stock will be reported on the OTC Electronic Bulletin Board under a new symbol assigned by NASDAQ, which symbol, following implementation of the Continuance and Reincorporation Proposal, if applicable, will not have the “F” or foreign company designation at the end. After the effective date of the reverse split, outstanding shares of Common Stock will remain fully paid and non-assessable. The Company will make all necessary filings with NASDAQ as required by SEC Rule 10b-17.

Effect On Beneficial Shareholders

Upon a reverse split, the Company intends to treat shareholders holding Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse split for their beneficial holders holding Common Stock in "street name". However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, the Company encourages you to contact your nominee.

Effect On Registered Certificated Shares

Some of the Company's registered shareholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company's transfer agent, Pacific Stock Transfer or its successor (the "Transfer Agent"), as soon as practicable after the effective date of the reverse split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of Common Stock ("Old Certificates") to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of Common Stock of Sputnik Inc. as a result of the reverse split ("New Certificates"). No New Certificates will be issued to a shareholder until such shareholder has surrendered the corresponding Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Shareholders will then receive a New Certificate or certificates representing the number of whole shares of Common Stock of Sputnik, Inc. (or common stock of Nevada-incorporated Sputnik, Inc., as the case may be) into which their shares of Common Stock have been converted as a result of the reverse split ("New Common Stock"). Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of New Common Stock to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has any restrictive legends on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s).

All expenses of the exchange of stock certificates will be borne by the Company.

Shareholders should not destroy any stock certificate(s). You should not send your Old Certificates to the Transfer Agent until you have received the letter of transmittal.

Accounting Consequences

All previously reported per share amounts will be restated to reflect the effect of the reverse split as though it had occurred at the beginning of the earliest period presented in the consolidated financial statements. In addition, the amounts reported on the consolidated balance sheets as common stock and additional paid in capital will also be restated to reflect the reverse split.

Resolution to Approve the Reverse Split Proposal

The special resolution approving the foregoing is as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT the Articles of Incorporation of Sputnik, Inc. (the “Corporation”) be amended, and all such further and other steps necessary or desirable under the laws of Nevada be taken in order to (a) consolidate the issued and outstanding common shares of the Corporation on the basis of one (1) new common share for a range of five (5) up to fifty (50) existing common shares (the exact ratio to be determined by the Board of Directors in its discretion.) Any officer, director or agent of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this special resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination. Such amendment shall be effective on such date as may be determined by the Board of Directors of the Corporation.

PROPOSAL THREE - AUTHORIZATION OF PREFERRED STOCK

The Company currently has no authorized preferred stock. The Board believes that the authorization of the preferred shares would provide a purchaser of controlling interest in the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings and stock based acquisitions.

Resolution

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT the Articles of Incorporation of Sputnik, Inc. (the “Corporation”) be amended, and all such further and other steps necessary or desirable under the laws of Nevada be taken in order to add the following amendment to the third paragraph of the Articles of Incorporation:

In addition to the 50,000,000 shares of Common Stock, the aggregate number of shares which this Corporation will have authority to issue is an additional 10,000,000 shares which will be designated “Preferred Stock”.

The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors.  The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restric-tions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Any officer, director or agent of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this special resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination. Such amendment shall be effective on such date as may be determined by the Board of Directors of the Corporation.

Preferred Stock

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Articles of Amendment to the Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.  The amendment to the Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

Although the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

PROPOSAL FOUR - NAME CHANGE

The purpose of authorizing the Board of Directors to implement a future name change is to allow Laika to reclaim its name as Sputnik, Inc. after the spin-off and give future owners of a controlling interest in the Company the opportunity to choose a new name more suitable to its business purpose.

Resolution to Approve the Authorization for Name Change Proposal

The special resolution approving the foregoing is as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT the Articles of Incorporation of Sputnik, Inc. (the “Corporation”) be amended, and all such further and other steps necessary or desirable under the laws of Nevada be taken in order to change the name of the Corporation be changed to Sputnik Enterprises, Inc. upon the conclusion of a spin-off and thereafter to a name to be determined by the Board of Directors in its discretion. Any officer, director or agent of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this special resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination. Such amendment shall be effective on such date as may be determined by the Board of Directors of the Corporation.

FEDERAL INCOME TAX CONSEQUENCES

Sputnik will treat the spin-off of Laika as a distribution of property to its shareholders.  The Company believes that the distribution of the stock of Laika to the shareholders of the company in the spin-off will be treated as a taxable transaction.

Effect on the Company Shareholders of the Distribution of Laika Stock

Taxable Dividend Treatment

The Company believes that the receipt of the stock of Laika by the Company's shareholders in the spin-off will be treated as a taxable dividend to the Company's shareholders.  Generally, a distribution of property by the Company will be treated as a taxable dividend to the extent that the fair market value of the distributed property is from its accumulated earnings and profits or from its earnings and profits of the taxable year of the distribution.  The Company currently anticipates that it will have sufficient earnings and profits to cause the entire distribution of Laika stock to be treated as a taxable dividend.  Accordingly, it is anticipated that each Sputnik shareholder will be required to recognize ordinary income (subject to a maximum Federal tax rate of 35%) equal to the fair market value of Laika stock received in the distribution.  However, the Company shareholders who are corporations taxable under Subchapter C of the Code may be eligible for the dividends received deduction of Code Section 243.  The aggregate tax basis of the Laika stock in the hands of a the Company shareholder should be equal to the aggregate fair market value of such stock, and the holding period should begin on the day that the Laika stock is distributed to the Sputnik shareholder.

If sufficient earnings and profits did not exist at the time of the distribution, the amount of the taxable dividend would be equal to each Sputnik stockholder's ratable share of the earnings and profits of Sputnik.  The excess of the aggregate fair market value of the shares of Laika received by a shareholder minus the amount of the distribution treated as a taxable dividend above would then be treated first as a tax-free return of capital to the extent of the aggregate tax basis of the shareholder's Sputnik stock, and any remainder would be treated as gain from the sale or exchange of the stock.  If any amount of the distribution is treated as a tax-free return of capital, such amount will be applied against and reduce the shareholder's tax basis of Sputnik stock.

Information Reporting and Backup Withholding

Subject to certain exceptions, Sputnik anticipates that the distribution of Laika stock should be subject to information reporting to the IRS and may be subject to a 31% backup withholding tax.  Backup withholding should not apply, however, if you have already furnished your taxpayer identification number to Sputnik or your brokerage company or otherwise have completed, signed and filed with Sputnik or your brokerage company a Form W-9.  Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's Federal income tax liability, provided, that the holder furnishes the required information to the IRS.

Under currently existing provisions of the Code, the Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the exercise of dissenters' rights.  Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the proposed sale of assets for a Sputnik shareholder who properly exercises his or her dissenters' rights under the NRS, who is a citizen or resident of the United States and who, on the date of disposition of such holder's shares of common stock, holds such shares as a capital asset.  The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code.  The following discussion does not address the material federal income tax aspects of the sale of assets for any dissenting shareholder who is not a citizen or resident of the United States.  The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax-exempt organizations, S corporations, trusts, and taxpayers subject to the alternative minimum tax.  In addition, the following discussion may not apply to dissenting shareholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation.  Sputnik has not requested the IRS to rule or issue an opinion on the federal income tax consequences of the implementation of the Company’s current business plan or the sale of assets.

ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE, AND LOCAL TAX CONSEQUENCES OF THE DISTRIBUTION.

THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY.  YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU AS A RESULT OF THE PROPOSED TRANSACTIONS (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

RIGHTS OF DISSENTING SHAREHOLDERS

Under Nevada law you do have the right to dissent from the spin-off (disposal of assets) and obtain cash payment for the "fair value" of your shares, as determined in accordance with the NRS.  Below is a description of the steps you must take if you wish to exercise dissenters' rights with respect to the disposal of assets under NRS Sections 92A.300 to 92A.500, the Nevada dissenters' rights statute.  The text of the statute is set forth in Exhibit B.  This description is not intended to be complete.  If you are considering exercising your dissenters' rights with respect to the disposal of assets, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters' rights.  Failure to take any one of the required steps may result in termination of your dissenters' rights under Nevada law.  If you are considering dissenting, you should consult with your own legal advisor.

To exercise your dissenter's rights, you must:

·  before the effective date of the spin-off, deliver written notice to Sputnik, Inc. c/o Corporate Secretary, 650 5th Street, Suite 303, San Francisco, CA 94107, stating that you intend to demand payment for your shares if the spin-off is completed; and
·  in the event the Company was accepting proxies, not vote your shares in favor of the spin-off, either by proxy or in person. If you satisfy these conditions, we will send you a written dissenter's notice within 10 days after the disposal is effective.

This dissenter's notice will:

·  specify where you should send your payment demand and where and when you must deposit your stock certificates, if any;
·  inform holders of uncertificated shares to what extend the transfer of their shares will be restricted after their payment demand is received.
·  supply a form of payment demand that includes the date the disposal of assets was first publicly announced and the date by which you insist have acquired beneficial ownership of your shares in order to dissent;
·  set a date by when we must receive the payment demand, which may not be less than 30 or more than 60 days after the date the dissenters' notice is delivered; and
·  provide you a copy of Nevada's dissenters' rights statute.

After you have received a dissenter's notice, if you still wish to exercise your dissenters' rights, you must:

·  demand payment either through the delivery of the payment demand form to be provided or other comparable means;
·  certify whether you have acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and
·  deposit your certificates, if any, in accordance with the terms of the dissenter's notice.

FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTER'S NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES PURSUANT THE NEVADA'S DISSENTERS' RIGHTS STATUTE.  YOUR RIGHTS AS A STOCKHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELLED OR MODIFIED BY THE COMPLETION OF THE DISPOSAL OF ASSETS.

Within 30 days after receiving your properly executed payment demand, the Company will pay you what we determine to be the fair value of your shares, plus accrued interest (computed from the effective date of the disposal of assets until the date of payment).  The payment will be accompanied by:

·  the Company's balance sheet as of the end of a fiscal year ended not more than 16 mouths before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;
·  an explanation of how we estimated the fair value of the shares and how the interest was calculated;
·  information regarding your right to challenge the estimated fair value; and
·  a copy of Nevada's dissenters' rights statute.

The Company may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter's notice.  If we withhold payment, after the consummation of the disposal of assets, the Company will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you until satisfaction of your demand.  The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment under NRS Section 92A.480.

If you believe that the amount the Company pays in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and the Company's.  You must make such demand within 30 days after the Company has made or offered payment; otherwise, your right to challenge calculation of fair value terminates.

If there is still disagreement about the fair market value within 60 days after the Company receives your demand, the Company will petition the District Court of Clark County, Nevada to determine the fair value of the shares and the accrued interest.  If the Company does not commence such legal action within the 60-day period, the Company will have to pay the amount demanded for all unsettled demands.  All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

·  the amount of the fair value of the shares, plus interest, in excess of the amount the Company paid; or
·  the fair value, plus accrued interest, of the after-acquired shares for which we withheld payment.

The company will pay the costs and expenses of the court proceeding unless the court finds the dissenters acted arbitrarily, vexatious, or in bad faith; in such instance, the costs will be equitably distributed.  Attorney's tees will be divided as the court considers equitable.

FAILURE T0 FOLLOW THE STEPS REQUIRED BY NRS SECTIONS 92A.400 THROUGH 92A.480 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.  IF DISSENTERS' RIGHTS ARE NOT PERFECTED, YOU WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH SHARES IN ACCORDANCE WITH THE SPIN-OFF..  IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF NEVADA'S DISSENTERS' RIGHTS STATUTE, IF YOU ARE CONSIDERING OBJECTING TO THE DISPOSAL OF ASSETS YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy, and information statements, and other information with the SEC. Such reports, proxy, and information statements, and other information filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F St. N.E., Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F St. N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy, and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

For additional information please contact David LaDuke at 415-355-9500.

BOARD APPROVAL

The content and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

By Order of the Board of Directors

SPUTNIK, INC.

                                                                        David LaDuke
                                                                        David LaDuke
                                                                        Chief Executive Officer

APPENDIX A - ARTICLES OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
SPUTNIK, INC.

Sputnik, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), and in accordance with the applicable provisions of Section 78 of the Nevada Revised Statutes ("NRS"):

FIRST:  That the following resolutions were adopted by the Corporation's Board of Directors and the holders of a majority of the voting capital stock of the Corporation:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT the Articles of Incorporation of Sputnik, Inc. (the “Corporation”) be amended, and all such further and other steps necessary or desirable under the laws of Nevada be taken in order to (a) consolidate (reverse split) the issued and outstanding common shares of the Corporation on the basis of one (1) new common share for a range of five (5) up to fifty (50) existing common shares (the exact ratio to be determined by the Board of Directors in its discretion.) Any officer, director or agent of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this special resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination. Such amendment shall be effective on such date as may be determined by the Board of Directors of the Corporation.

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT the Articles of Incorporation of Sputnik, Inc. (the “Corporation”) be amended, and all such further and other steps necessary or desirable under the laws of Nevada be taken in order to change the name of the Corporation be changed to Sputnik Enterprises, Inc. upon the conclusion of a spin-off and thereafter to a name to be determined by the Board of Directors in its discretion. Any officer, director or agent of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this special resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination. Such amendment shall be effective on such date as may be determined by the Board of Directors of the Corporation.

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT the Articles of Incorporation of Sputnik, Inc. (the “Corporation”) be amended, and all such further and other steps necessary or desirable under the laws of Nevada be taken in order to add the following amendment to the third paragraph of the Articles of Incorporation:

In addition to the Common Stock, the aggregate number of shares which this Corporation will have authority to issue is an additional 10,000,000 shares which will be designated “Preferred Stock”.

The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors.  The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restric-tions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Any officer, director or agent of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this special resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination. Such amendment shall be effective on such date as may be determined by the Board of Directors of the Corporation.

SECOND: That the First paragraph of the Corporation's Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

"1.        The name of the Corporation is: Sputnik Enterprises, Inc. The Board, in its discretion, may subsequently change the name again to such name as the Board of Directors shall select."

THIRD: That the Third paragraph of the Corporation's Articles of Incorporation, be amended to add the following:

The Board of Directors is authorized to implement a consolidation (reverse-split) of the issued and outstanding common shares of the Corporation on the basis of one (1) new common share for a range of five (5) up to fifty (50) existing common shares (the exact ratio to be determined by the Board of Directors in its discretion.)

In addition to the 50,000,000 authorized shares of Common Stock, the aggregate number of shares which this Corporation will have authority to issue is an additional 10,000,000 shares, $.001 par value which will be designated “Preferred Stock”.

The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors.  The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restric-tions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Any officer, director or agent of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this special resolution, the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination. Such amendment shall be effective on such date as may be determined by the Board of Directors of the Corporation.

FOURTH:  The foregoing Certificate of Amendment to the Articles of Incorporation was adopted pursuant to NRS Section 78.390 by the Board of Directors of the Corporation by unanimous written consent dated November 15, 2007, and was adopted pursuant to NRS Section 78.320 by the holders of a majority of the Company's issued and outstanding shares of capital stock entitled to vote on the matter by written consent of such stockholders dated November 15, 2007.  Therefore, the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by its duly authorized officer.

Dated:  ____________, 2007.

                                                                                    ________________________________

                                                                                    David LaDuke, President

APPENDIX B - DISSENTERS RIGHTS (NEVADA STATUTES)

RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305  "Beneficial stockholder" defined.  "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310  "Corporate action" defined.  "Corporate action" means the action of a domestic corporation.

NRS 92A.315  "Dissenter" defined.  "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320  "Fair value" defined.  "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325  "Stockholder" defined.  "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330  "Stockholder of record" defined.  "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335  "Subject corporation" defined.  "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of implementation of the Company’s current business plan or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any implementation of the Company’s current business plan or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of implementation of the Company’s current business plan or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any implementation of the Company’s current business plan or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the implementation of the Company’s current business plan may, without prior notice, but within 30 days after the effective date of the implementation of the Company’s current business plan, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no implementation of the Company’s current business plan and the membership had been terminated or the member had been expelled.

Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

Consummation of a conversion or plan of implementation of the Company’s current business plan to which the domestic corporation is a constituent entity:

If approval by the stockholders is required for the conversion or implementation of the Company’s current business plan by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of implementation of the Company’s current business plan; or

If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.

A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of implementation of the Company’s current business plan.

There is no right of dissent with respect to a plan of implementation of the Company’s current business plan or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of implementation of the Company’s current business plan or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

The articles of incorporation of the corporation issuing the shares provide otherwise; or

The holders of the class or series are required under the plan of implementation of the Company’s current business plan or exchange to accept for the shares anything except:

Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

o                    The surviving or acquiring entity; or

o                    Any other entity which, at the effective date of the plan of implementation of the Company’s current business plan or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of implementation of the Company’s current business plan does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410  Notification of stockholders regarding right of dissent.

If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420  Prerequisites to demand for payment for shares.

If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

Must not vote his shares in favor of the proposed action.

If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights must not consent to or approve the proposed corporate action.

A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430  Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.

The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440  Demand for payment and deposit of certificates; retention of rights of stockholder.

A stockholder to whom a dissenter's notice is sent must:

Demand payment;

Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

Deposit his certificates, if any, in accordance with the terms of the notice.

The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

NRS 92A.460  Payment for shares: General requirements.

Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

Of the county where the corporation's registered office is located; or

At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

The payment must be accompanied by:

The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

A statement of the subject corporation's estimate of the fair value of the shares;

An explanation of how the interest was calculated;

A statement of the dissenter's rights to demand payment under NRS 92A.480; and

A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470  Payment for shares: Shares acquired on or after date of dissenter's notice.

A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480  Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

Each dissenter who is made a party to the proceeding is entitled to a judgment:

For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500  Legal proceeding to determine fair value: Assessment of costs and fees.

The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.